Exhibit 10.9

GREAT BASIN SCIENTIFIC, INC.

2014 OMNIBUS INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Shares of GREAT BASIN SCIENTIFIC, INC. (the “Company”):

Name of Participant:

Total Number of Shares Granted:

Type of Option:	☐ Non-Qualified Stock Option

☐ Incentive Stock Option (employees only)

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable:

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 2014 Omnibus Incentive Plan and the related Stock Option Agreement, both of which are made a part of this document. You also acknowledge receipt of a copy of the Prospectus for the Plan and agrees to the terms and conditions of the Plan and this Agreement.

PARTICIPANT:	GREAT BASIN SCIENTIFIC, INC.

By:

Title:
Print Name

GREAT BASIN SCIENTIFIC, INC.

STOCK OPTION AGREEMENT

1. Grant of Option.

(a) Great Basin Scientific, Inc., a Delaware corporation (the “Company”), hereby grants Participant the option (the “Option”) to purchase all or any part of the number of shares (the “Shares”) of Common Stock of the Company at the Exercise Price set forth in the Notice of Stock Option Grant, subject to the terms and conditions of this Stock Option Agreement (the “Agreement”) and the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan (the “Plan”). In the event of any conflict between this Agreement and the Plan, the Plan will govern. Capitalized terms not defined in the Notice of Stock Option Grant or in this Agreement are defined in Section 2 of the Plan.

(b) The Option is intended to be an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant.

(c) The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this Option is designated as an ISO in the Notice of Stock Option Grant and Participant is a 10% owner as described in the Plan).

(d) The Option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed 10 years after the Date of Grant (five years after the Date of Grant if this Option is designated as an ISO in the Notice of Stock Option Grant, and Participant is a 10% owner as described in the Plan).

2. Vesting of Option Rights.

(a) Except as otherwise provided in this Agreement, all or part of this Option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

(b) During the lifetime of Participant, the Option shall be exercisable only by Participant and shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution. During the lifetime of Participant, the Option shall be exercisable only by Participant and shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Option is an NSO, Participant may transfer the Option to any family member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)), provided, however, that (i) Participant may not receive any consideration for such transfer, (ii) the family member must agree in writing not to make any subsequent transfers of the Option other than by will or the laws of the descent and distribution and (iii) the Company receives prior written notice of such transfer.

3. Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if Participant ceases to be employed by the Company or its affiliates, except that:

(a) If Participant’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code), Participant may at any time within a period of 3 months after such termination exercise the Option to the extent the Option was exercisable by Participant on the date of the termination of Participant’s employment.

(b) If Participant’s employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c) If Participant shall die while the Option is still exercisable according to its terms or if employment is terminated because Participant has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Participant shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Participant’s death or date of termination of employment for disability by Participant, personal representatives or administrators or guardians of Participant, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Participant was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the Expiration Date.

(e) “Cause” shall mean (i) the willful and continued failure by Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Participant’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Participant in misconduct which causes substantial injury to the Company or its affiliates, its employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Participant’s part shall be considered “willful” unless done or omitted to be done, by Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice to the Company (through the Plan administrator or other means specified by the Company) stating the number of Shares to be purchased. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Such notice must be accompanied by payment in full of the exercise price for all Shares to be purchased by (i) cash or check, (ii) delivery of unencumbered Shares previously acquired by Participant having a Fair Market Value (as defined in the Plan) on the date of exercise that is equal to the exercise price, (iii) withholding of Shares that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the Shares for which the Option is being exercised or (iv) a cashless (broker-assisted) exercise that complies with all applicable laws.

5. Miscellaneous.

(a) No Rights of Stockholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Participant, Participant’s legal representative or permissible assignee, as applicable.

(b) No Right to Employment. Nothing herein shall be construed as giving Participant the right to continue in the employ or to provide services to the Company or any affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any affiliate to discharge the Participant, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any affiliate may discharge the Participant free from any liability or claim under this Agreement, unless otherwise expressly provide herein.

(c) Claw Back and Recovery. In the event Participant (i) breaches any of the restrictive covenants, (ii) engages in conduct materially adverse to the interests of the Company, including any material violations of any Company policy, (iii) engages in intentional misconduct that caused or contributed to the restatement of any financial statements of the Company, (iv) materially violates the terms of any agreement to which Participant and the Company or an affiliate is a party or (v) engages in a criminal act, fraud, or violation of any securities laws, then notwithstanding any other provision of this Agreement to the contrary:

(i) Participant will immediately forfeit any then unexercised portion of any Option included in this grant;

(ii) Participant shall immediately return to the Company any Shares issued upon exercise of any Option included in this grant, and any Shares in this grant that are still under Participant’s control; and

(iii) Participant shall promptly pay to the Company an amount equal to the fair market value of all Shares included in this grant that are no longer under Participant’s control (as measured on the exercise date of any such Option);

(iv) In addition to the Company’s rights set forth above, Participant agrees that this Agreement shall be subject to recovery by the Company in accordance with and to the maximum extent required under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(d) Governing Law. The validity, construction and effect of the Agreement shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any applicable law, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Company, materially altering the purpose or intent of the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f) No Trust or Fund Created. The Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Participant or any other person.

(g) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or The NASDAQ Stock Market and the Delaware General Corporation Law. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Participant.

(j) Notice Concerning ISO Treatment. Even if the Option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under section 422(d) of the Internal Revenue Code. If the Option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date Participant ceases to be an employee for any reason other than death or permanent and total disability (as defined in section 22(e)(3) of the Internal Revenue Code), (ii) more than 12 months after the date Participant ceases to be an employee by reason of death or permanent and total disability or (iii) after Participant has been on a leave of absence for more than three months, unless Participant’s reemployment rights are guaranteed by statute or by contract.

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